Globe Photos Appoints Entertainment Industry Veteran, Jerry Nadal, to Board of Directors

LAS VEGAS, Nov. 20, 2018 (GLOBE NEWSWIRE) -- Globe Photos, Inc. (OTCQB: GBPT), a leader in iconic pop culture imagery and licensed sports photography, has appointed entertainment industry veteran, Jerry Nadal, to its board of directors as an independent board member. Following his appointment, the board will be comprised of five members, with two serving independently.

Nadal brings to Globe Photos more than 30 years of experience in the entertainment industry, specializing in the production of live performances. He currently serves as senior vice president of the resident shows division of Cirque du Soleil, where he is responsible for all six ongoing Las Vegas shows and others in several cities worldwide involving more than 2,000 performers from over 40 countries.

His operational responsibilities also include supervising the Cirque du Soleil sales and marketing team that oversees $500 million in annual revenues, and managing Cirque du Soleil’s operating partnerships with Disney, Universal, MGM Resorts International, Treasure Island Hotel & Casino, Stage Entertainment, Michael Jackson Estate, and Apple Records.

“We welcome Jerry’s tremendous senior-level experience and extensive relationships in the entertainment industry which are very much in sync with our focus on celebrating pop culture and major league sports,” said Globe Photos’ CEO, Stuart Scheinman. “His appointment to our board helps further position us to take advantage of the growing demand for pop culture imagery and sports memorabilia, especially following our recent acquisition of Photo File.”

Globe’s asset acquisition of Photo File, Inc. brings with it licenses with most of the major U.S. professional sports leagues and many major colleges to produce and sell officially-licensed sports prints, lithographs and sports memorabilia, as well as an established sales and marketing platform that generates more than $7 million in annual revenues. The assets and new revenue streams from Photo File has been transformative for Globe, immediately increasing its growth several fold. It has also opened new sales channels for Globe, including product personalization through both online and traditional retail.

“I couldn’t be more excited to join Globes’ board at this pivotal stage of its growth, and especially given the great fit to my background and what I believe I can contribute in terms of helping to expand the reach and scope of Globe into new markets and venues,” commented Nadal, who is also based in Las Vegas. “Given Globe’s massive collection of pop culture imagery and sports memorabilia, and the innovative ways it is monetizing these valuable assets, the company enjoys multiple avenues and opportunities for enhancing shareholder value.”

Nadal holds Associate of Arts and Bachelor of Science Degrees from St. John’s University in New York, and received his MBA in Global Management from the University of Phoenix. He also holds an honorary doctorate in performing arts from The University of North Carolina School of the Arts.

Nadal’s not-for-profit and philanthropic work includes sitting on the board of directors for The Smith Center, Nevada Public Radio as chairman, Nevada Ballet Theatre as co-chair, The Public Education Foundation, Stagecraft Institute of Las Vegas, and One Drop USA.

About Globe Photos

Globe Photos is the owner to one of the world’s largest collections of iconic pop culture imagery library, which includes more than 15 million images taken by more than 3,500 photographers from around the world over the last century. The collection features iconic personalities and unforgettable moments from the worlds of entertainment, sports, history and politics. For more information, visit www.globephotos.com.

The company’s new Photo File division currently holds licenses with the NFL, NBA, MLB, NHL, and major colleges including Alabama, Clemson, Ohio State and others, to produce sports prints, lithographs and other related items. Photo File is also licensed by thousands of additional individuals and organizations, including Babe Ruth, Joe Namath, Vince Lombardi, and others. For more information about Photo File, Inc., visit www.photofile.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

Company Contact
Stuart Scheinman
President & CEO
Globe Photos, Inc.
Tel (702) 722-6113
info@globephotos.com

Media & Investor Relations Contact:
Ronald Both
CMA
Tel (949) 432-7566
GBPT@cma.team

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